MACOM Reports Fiscal First Quarter 2024 Financial Results

LOWELL, MA, February 1, 2024 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal first quarter ended December 29, 2023.
First Quarter Fiscal Year 2024 GAAP Results
•Revenue was $157.1 million, a decrease of 12.7%, compared to $180.1 million in the previous year fiscal first quarter and an increase of 4.5% compared to $150.4 million in the prior fiscal quarter;
•Gross margin was 55.6%, compared to 61.3% in the previous year fiscal first quarter and 57.6% in the prior fiscal quarter;
•Income from operations was $11.0 million, or 7.0% of revenue, compared to income from operations of $38.6 million, or 21.4% of revenue, in the previous year fiscal first quarter and income from operations of $15.6 million, or 10.4% of revenue, in the prior fiscal quarter; and
•Net income was $12.5 million, or $0.17 per diluted share, compared to net income of $29.5 million, or $0.41 per diluted share, in the previous year fiscal first quarter and net income of $24.5 million, or $0.34 per diluted share, in the prior fiscal quarter.

First Quarter Fiscal Year 2024 Adjusted Non-GAAP Results
•Adjusted gross margin was 59.2%, compared to 62.6% in the previous year fiscal first quarter and 60.1% in the prior fiscal quarter;
•Adjusted income from operations was $38.6 million, or 24.5% of revenue, compared to adjusted income from operations of $58.8 million, or 32.7% of revenue, in the previous year fiscal first quarter and adjusted income from operations of $37.2 million, or 24.7% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $41.8 million, or $0.58 per diluted share, compared to adjusted net income of $58.0 million, or $0.81 per diluted share, in the previous year fiscal first quarter and adjusted net income of $40.1 million, or $0.56 per diluted share, in the prior fiscal quarter.
Management Commentary
“Q1 was a solid start to fiscal year 2024,” said Stephen G. Daly, President and Chief Executive Officer. “We are pleased with the expansion of our product portfolio, and we continue to see new growth opportunities across the Industrial and Defense, Telecommunications and Data Center markets.”
Business Outlook
For the fiscal second quarter ending March 29, 2024, MACOM expects revenue to be in the range of $178 million to $184 million. Adjusted gross margin is expected to be between 56% and 58%, and adjusted earnings per diluted share is expected to be between $0.56 and $0.62 utilizing an anticipated non-GAAP income tax rate of 3% and 73.0 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, February 1, 2024 at 8:30 a.m. Eastern Time to discuss its fiscal first quarter 2024 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.

About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Data Center industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release and the associated earnings call contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans, priorities and long-term growth drivers, our ability to execute our long-term strategy, strengthen our position and drive market share gains and growth, our ability to better address certain markets, expand our capabilities and extend our product offerings through the acquisitions of Linearizer Communications Group and the radio frequency (RF) business of Wolfspeed, Inc. and through the establishment of our European Semiconductor Center, and the teams’ capabilities and technologies and expansion thereof and any potential financial benefits derived by and financial impact to MACOM therefrom, strength and competitiveness of new product introductions and technology portfolio expansion, including the anticipated rate of new product introductions, anticipated demand for our products, MACOM’s profitability, revenue targets, prospects and growth opportunities in our three primary markets, the potential impact to our business of an economic downturn or recession, anticipated financial and business improvements, the estimated financial results for our 2024 fiscal second quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of economic conditions; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, non-GAAP EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP income tax rate and non-GAAP interest income. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, net, acquisition and integration related costs, debt extinguishment costs and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies, and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our term loans and convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Acquisition and Integration Related Costs – includes items such as professional fees, employee severance and other costs incurred in connection with acquisitions and integration specific activities which are not expected to have a continuing contribution to operations and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Debt Extinguishment Costs – includes the write-off of unamortized deferred financing costs and professional fees associated with the paydown of our term loans. We believe these non-cash amounts are not correlated to future business operations and do not reflect our ongoing operations.
Tax Effect of Non-GAAP Adjustments – includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for our first fiscal quarter of fiscal year 2024 and for our fiscal year 2023. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and acquisition expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Corporate Development and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	December 29, 2023	September 29, 2023	December 30, 2022

Revenue	$157,148	$150,375	$180,104
Cost of revenue	69,838	63,749	69,749
Gross profit	87,310	86,626	110,355
Operating expenses:
Research and development	39,413	37,508	38,832
Selling, general and administrative	36,887	33,511	32,940
Total operating expenses	76,300	71,019	71,772
Income from operations	11,010	15,607	38,583
Other income (expense):
Interest income, net	4,266	3,843	602
Other expense, net	—	(458)	(55)
Total other income	4,266	3,385	547
Income before income taxes	15,276	18,992	39,130
Income tax expense (benefit)	2,750	(5,458)	9,611
Net income	$12,526	$24,450	$29,519

Net income per share:
Income per share - Basic	$0.18	$0.34	$0.42
Income per share - Diluted	$0.17	$0.34	$0.41
Weighted average common shares:
Shares - Basic	71,425	70,988	70,481
Shares - Diluted	72,286	71,828	71,374

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 29, 2023	September 29, 2023

ASSETS
Current assets:
Cash and cash equivalents	$163,586	$173,952
Short-term investments	299,705	340,574
Accounts receivable, net	101,075	91,253
Inventories	159,501	136,300
Prepaid and other current assets	21,084	19,114
Total current assets	744,951	761,193
Property and equipment, net	184,278	149,496
Goodwill and intangible assets, net	442,016	390,392
Deferred income taxes	217,463	218,107
Other long-term assets	62,094	34,056
Total assets	$1,650,802	$1,553,244
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$1,052	$1,162
Accounts payable	27,137	24,966
Accrued liabilities	74,680	57,397
Total current liabilities	102,869	83,525
Finance lease obligations, less current portion	31,624	31,776
Financing obligation	9,232	9,307
Long-term debt obligations	447,421	447,134
Other long-term liabilities	35,565	33,902
Total liabilities	626,711	605,644
Stockholders’ equity	1,024,091	947,600
Total liabilities and stockholders’ equity	$1,650,802	$1,553,244

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended
	December 29, 2023	December 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,526	$29,519
Depreciation and intangible asset amortization	14,289	12,855
Share-based compensation	8,657	11,047
Deferred income taxes	294	9,067
Other adjustments, net	(1,755)	(381)
Accounts receivable	(12,180)	(10,489)
Inventories	1,555	(6,375)
Accrued and other liabilities	6,612	(10,349)
Change in other operating assets and liabilities	3,101	3,379
Net cash provided by operating activities	33,099	38,273
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net	(75,000)	—
Sales, purchases and maturities of investments	44,878	1,666
Purchases of property and equipment	(4,652)	(9,616)
Net cash used in investing activities	(34,774)	(7,950)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance leases and other	(349)	(278)
Proceeds from stock option exercises and employee stock purchases	2,848	2,320
Repurchase of common stock - tax withholdings on equity awards	(11,552)	(26,375)
Net cash used in financing activities	(9,053)	(24,333)
Foreign currency effect on cash	362	213
NET CHANGE IN CASH AND CASH EQUIVALENTS	(10,366)	6,203
CASH AND CASH EQUIVALENTS — Beginning of period	173,952	119,952
CASH AND CASH EQUIVALENTS — End of period	$163,586	$126,155

Supplemental disclosure of non-cash activities
Issuance of common stock in connection with the acquisition of the RF business of Wolfspeed, Inc.	$60,772	$—

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended
	December 29, 2023		September 29, 2023		December 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$87,310	55.6	$86,626	57.6	$110,355	61.3
Amortization expense	1,942	1.2	1,341	0.9	910	0.5
Share-based compensation expense	1,550	1.0	1,389	0.9	1,474	0.8
Acquisition and integration related costs	2,289	1.5	981	0.7	—	—
Adjusted gross profit (Non-GAAP)	$93,091	59.2	$90,337	60.1	$112,739	62.6

	Three Months Ended
	December 29, 2023		September 29, 2023		December 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$76,300	48.6	$71,019	47.2	$71,772	39.9
Amortization expense	(4,798)	(3.1)	(6,092)	(4.1)	(5,903)	(3.3)
Share-based compensation expense	(8,319)	(5.3)	(9,180)	(6.1)	(11,973)	(6.6)
Acquisition and integration related costs	(8,644)	(5.5)	(2,462)	(1.6)	—	—
Debt extinguishment costs	—	—	(143)	(0.1)	—	—
Adjusted operating expenses (Non-GAAP)	$54,539	34.7	$53,142	35.3	$53,896	29.9

	Three Months Ended
	December 29, 2023		September 29, 2023		December 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$11,010	7.0	$15,607	10.4	$38,583	21.4
Amortization expense	6,740	4.3	7,433	4.9	6,813	3.8
Share-based compensation expense	9,869	6.3	10,569	7.0	13,447	7.5
Acquisition and integration related costs	10,933	7.0	3,443	2.3	—	—
Debt extinguishment costs	—	—	143	0.1	—	—
Adjusted income from operations (Non-GAAP)	$38,552	24.5	$37,195	24.7	$58,843	32.7

Depreciation expense	6,254	4.0	6,218	4.1	6,042	3.4
Adjusted EBITDA (Non-GAAP)	$44,806	28.5	$43,413	28.9	$64,885	36.0

	Three Months Ended
	December 29, 2023		September 29, 2023		December 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income - GAAP	$12,526	8.0	$24,450	16.3	$29,519	16.4
Amortization expense	6,740	4.3	7,433	4.9	6,813	3.8
Share-based compensation expense	9,869	6.3	10,569	7.0	13,447	7.5
Non-cash interest, net	287	0.2	328	0.2	412	0.2
Acquisition and integration related costs	10,933	7.0	3,443	2.3	—	—
Debt extinguishment costs	—	—	560	0.4	—	—
Tax effect of non-GAAP adjustments	1,457	0.9	(6,698)	(4.5)	7,816	4.3
Adjusted net income (Non-GAAP)	$41,812	26.6	$40,085	26.7	$58,007	32.2

	Three Months Ended
	December 29, 2023		September 29, 2023		December 30, 2022
	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share
Net income - GAAP diluted	$12,526	$0.17	$24,450	$0.34	$29,519	$0.41

Adjusted net income (Non-GAAP)	$41,812	$0.58	$40,085	$0.56	$58,007	$0.81

	Three Months Ended
	December 29, 2023		September 29, 2023		December 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest income, net - GAAP	$(4,266)	(2.7)	$(3,843)	(2.6)	$(602)	(0.3)
Non-cash interest expense	(287)	(0.2)	(328)	(0.2)	(412)	(0.2)
Adjusted interest income (Non-GAAP)	$(4,553)	(2.9)	$(4,171)	(2.8)	$(1,014)	(0.6)